Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-29987) of Century Bancorp, Inc. of our report dated June 30, 2008, with respect to the financial statements and schedules of the Savings Bank Employees Retirement Association
401(k) Plan as adopted by Century Bancorp, Inc., included in this Annual Report for the year ended as of December 31, 2007

/s/ Parent, Mclaughlin & Nangle
Certified Public Accountants, Inc.

June 30, 2008
Boston, Massachusetts